                                                                    EXHIBIT 24.2



                               POWER OF ATTORNEY



     KNOW ALL BY THESE PRESENTS that the individual whose signature appears below constitutes and appoints Robert J. Wolsey and Steven R. Day, and each of them, as his true and lawful attorneys-in-fact and agents, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Amendment No. 1 to the Registration Statement that was originally filed with the Securities and Exchange Commission on May 23, 2000 and any and all further amendments (including post-effective amendments) to that registration statement, and to sign any other registration statement for the same offering of securities that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                   /s/ Jeffrey Card
---------------------------------------------------
                   Jeffrey Card